UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 5, 2026

Arrive AI Inc.

(Exact Name of Registrant as Specified in Charter)

001-42645

(Commission File Number)

Delaware	85-0935006
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

9100 Fall View Drive

Fishers, IN 46037

(Address of principal executive offices, with zip code)

(463) 270-0092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 5, 2026, Arrive AI Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser, in a private placement in public equity transaction (the “Private Placement” or “PIPE”), (i) 384,615 shares of the Company’s common stock, par value $0.0002 per share (the “Shares”), and (ii) a common stock purchase warrant (the “Common Warrant”) to purchase 384,615 shares of common stock (the “Warrant Shares”), for an aggregate purchase price of $250,000. The purchase price was $0.65 per Share and accompanying Common Warrant. The Private Placement closed on October 5, 2026.

The Common Warrant is immediately exercisable at an exercise price of $0.70 per share and expires on October 5, 2031. The Common Warrant may also be exercised, in whole or in part, on a cashless basis at any time during its term, in which case the holder is entitled to receive a number of Warrant Shares equal to the number otherwise issuable upon exercise multiplied by 3.33, without payment of the exercise price. The Common Warrant generally may not be exercised to the extent the holder and its affiliates would beneficially own more than 4.99% of the Company’s outstanding common stock immediately after exercise. The holder may increase or decrease this limitation, provided that it may not exceed 9.99%, and any increase will not become effective until the 61st day after notice is delivered to the Company.

Under the Purchase Agreement, the Company is required to file with the Securities and Exchange Commission, within 20 days after the closing date, a registration statement on Form S-3 (or such other form as may then be available to the Company) covering the resale by the Purchaser of the Shares and the maximum number of Warrant Shares issuable upon exercise of the Common Warrant.

The Company intends to use the net proceeds from the Private Placement for general working capital purposes. No brokerage, finder’s fee or placement-agent commission is payable in connection with the Private Placement.

The foregoing descriptions of the Purchase Agreement and the Common Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Common Warrant, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Shares, the Common Warrant and the Warrant Shares issuable upon exercise of the Common Warrant, were offered and sold, or will be issued, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Purchaser represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The offer and sale were made without any general solicitation or advertising. The Company received gross proceeds of $250,000 from the Private Placement, before deducting the $5,000 reimbursement of the Purchaser’s legal expenses and other offering expenses payable by the Company.

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Item 7.01. Regulation FD Disclosure.

On October 6, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The press release characterized the Private Placement as a registered direct offering conducted pursuant to the Company’s effective shelf registration statement on Form S-3. The Company hereby clarifies that the Private Placement was a PIPE transaction exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder. The Shares and the Common Warrant were not registered under the Securities Act when issued. As required by the Purchase Agreement, the Company has agreed to file with the Securities and Exchange Commission, within 20 days after the closing date, a registration statement on Form S-3 (or such other form as may then be available to the Company) covering the resale by the Purchaser of the Shares and the maximum number of Warrant Shares issuable upon exercise of the Common Warrant, as more fully described in the Purchase Agreement. Except for the foregoing correction, the information in the press release remains unchanged.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant, dated October 5, 2026.
10.1	Form of Securities Purchase Agreement, dated October 5, 2026.
99.1	Press Release, dated October 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIVE AI, INC.

Date: October 9, 2026	By:	/s/ Daniel S. O’Toole
Daniel S. O’Toole
Chief Executive Officer

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